Exhibit 99.1
DENBURY RESOURCES INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
INTRODUCTION
     Denbury Resources Inc. (“Denbury”) is a growing independent oil and natural gas company. Denbury is the largest oil and natural gas operator in both Mississippi and Montana, owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River, and holds significant operating acreage in the Rockies and Gulf Coast regions. Denbury’s goal is to increase the value of its properties through a combination of exploitation, drilling, and proven engineering extraction practices, with its most significant emphasis relating to tertiary recovery operations.
     The following unaudited pro forma financial information is based on the historical consolidated financial statements of Denbury adjusted to reflect the following:
•	the acquisition of Encore Acquisition Company (“Encore”) effective March 9, 2010;

•	the disposition of 60 percent of Denbury’s Barnett Shale natural gas assets effective June 1, 2009 (the “60% Barnett Assets”);

•	the disposition of 40 percent of Denbury’s Barnett Shale natural gas assets effective December 1, 2009 (the “40% Barnett Assets” and together with the 60% Barnett Assets, the “Barnett Assets”);

•	the disposition of certain oil and natural gas properties acquired in the merger with Encore, primarily located in the Permian Basin in West Texas and southeastern New Mexico; the Mid-continent area, which includes the Anadarko Basin in Oklahoma, Texas, and Kansas; and the East Texas Basin (the “Southern Assets”) for approximately $888.8 million, including closing adjustments, effective May 1, 2010; and

•	related financing transactions and use of proceeds.
     The unaudited pro forma statement of operations for the nine months ended September 30, 2010 gives effect to Denbury’s acquisition of Encore, the disposition of the Southern Assets, and the related financing transactions and use of proceeds as if each had occurred on January 1, 2009. The Barnett Shale dispositions were completed during 2009.
     The unaudited pro forma statement of operations for the year ended December 31, 2009 gives effect to the above noted events as if each had occurred on January 1, 2009.
     The unaudited pro forma statements of operations exclude the impact of nonrecurring expenses Denbury and Encore incurred as a result of the acquisition and related financings, primarily non-capitalizable banking, legal, accounting, advisory, due diligence, and integration fees.
     The unaudited pro forma financial information should be read in conjunction with Denbury’s 2009 Form 10-K, Denbury’s Form 10-Q for the quarter ended September 30, 2010 and certain sections of Encore’s 2009 Form 10-K included in Denbury’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2010.
     The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results of operations or financial position that Denbury would have reported had the above noted events been completed as of the dates set forth in the unaudited pro forma financial information and should not be taken as indicative of Denbury’s future results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results.

DENBURY RESOURCES INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(in thousands, except per share amounts)

			Southern
		Encore	Assets	Pro Forma
	Denbury	Historical (2)	Historical	Adjustments		Denbury
	Historical (1)	(Note 1)	(Note 1)	(Note 2 )		Pro Forma
Revenues and other income:
Oil, natural gas, and related product sales	$1,279,699	$176,013	$(72,208)	$—		$1,383,504
CO2 sales and transportation fees	13,840	—	—	—		13,840
Gain on sale of interests in Genesis	101,537	—	—	—		101,537
Interest income and other	7,658	437	—	—		8,095

Total revenues	1,402,734	176,450	(72,208)	—		1,506,976

Expenses:
Lease operating expenses	355,731	36,872	(13,619)	—		378,984
Production taxes and marketing expenses	92,959	20,742	(5,359)	—		108,342
CO2 discovery and operating expenses	5,537	—	—	—		5,537
General and administrative	101,016	79,603	—	(74,298	)(a)	106,321
Interest, net of amounts capitalized	123,230	14,900	—	(3,489	)(b)	134,641
Depletion, depreciation, and amortization	322,683	47,104	—	(30,020	)(c)	339,767
Exploration	—	2,961	—	(2,961	)(d)	—
Derivatives income	(138,045)	(10,174)	—	—		(148,219)
Transactions costs and other related to Encore Merger	79,253	14,851	—	(59,850	)(e)	34,254

Total expenses	942,364	206,859	(18,978)	(170,618)		959,627

Income (loss) before income taxes	460,370	(30,409)	(53,230)	170,618		547,349
Income tax benefit (provision)	(178,603)	(1,772)	20,121	(64,494	)(f)
				11,180	(g)	(213,568)

Consolidated net income (loss)	281,767	(32,181)	(33,109)	117,304		333,781
Less: net loss (income) attributable to noncontrolling interest	(20,408)	(7,095)	—	23	(h)	(27,480)

Net income (loss) attributable to Denbury stockholders	$261,359	$(39,276)	$(33,109)	$117,327		$306,301

Net income per common share:
Basic	$0.72					$0.77
Diluted	$0.71					$0.76
Weighted average common shares outstanding:
Basic	362,241			33,173	(i)	395,414
Diluted	367,434			33,173	(i)	400,607

(1)	The results of operations of Denbury shown under “Denbury Historical” include revenues and expenses from March 9, 2010, the acquisition date of Encore, through September 30, 2010 from the properties acquired as part of the Encore acquisition.

(2)	Represents the results of operations of Encore from January 1, 2010 through March 8, 2010 presented on a basis consistent with Denbury’s classification of revenues and expenses.
The accompanying notes are an integral part of these unaudited pro forma financial statements.

DENBURY RESOURCES INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except per share amounts)

			Pro Forma		Barnett	Southern
		Encore	Reclassification		Assets	Assets	Pro Forma
	Denbury	Historical	Adjustments		Historical	Historical	Adjustments		Denbury
	Historical	(Note 1)	(Note 3)		(Note 1)	(Note 1)	(Note 3)		Pro Forma
Revenues and other income:
Oil, natural gas, and related product sales	$866,709	$—	$685,416	(a)	$(75,156)	$(122,715)	$—		$1,354,254
CO2 sales and transportation fees	13,422	—	—		—	—	—		13,422
Interest income and other	2,362	2,447	(4,615	)(a)	—	—	—		194
Oil revenue	—	549,391	(549,391	)(a)	—	—	—		—
Natural gas revenue	—	131,185	(131,185	)(a)	—	—	—		—
Marketing revenue	—	4,840	(4,840	)(a)	—	—	—		—

Total revenues	882,493	687,863	(4,615)		(75,156)	(122,715)	—		1,367,870

Expenses:
Lease operating expenses	326,132	165,062	9,811	(a)	(15,726)	(28,072)	—		457,207
Production taxes and marketing expenses	42,484	—	81,986	(a)	(5,952)	(9,490)	—		109,028
CO2 discovery and operating expenses	4,649	—	—		—	—	—		4,649
General and administrative	116,095	54,024	8,119	(a)	—	—	(21,796	) (b)	156,442
Interest, net of amounts capitalized	47,430	79,017	—		—	—	46,413	(c)	172,860
Depletion, depreciation, and amortization	238,323	290,776	2,449	(a)	—	(286)	(105,098	) (d)	426,164
Derivatives expense	236,226	59,597	—		—	—	—		295,823
Production, ad valorem, and severance taxes	—	69,539	(69,539	) (a)	—	—	—		—
Impairment of long-lived assets	—	9,979	—		—	—	—		9,979
Exploration	—	52,488	—		—	—	(52,488	) (e)	—
Marketing	—	3,994	(3,994	) (a)	—	—	—		—
Other operating	—	33,447	(33,447	) (a)	—	—	—		—

Total expenses	1,011,339	817,923	(4,615)		(21,678)	(37,848)	(132,969)		1,632,152

Equity in net income of Genesis	6,657	—	—		—	—	—		6,657

Income (loss) before income taxes	(122,189)	(130,060)	—		(53,478)	(84,867)	132,969		(257,625)
Income tax benefit	47,033	32,173	—		—	—	2,032	(f)	81,238

Consolidated net income (loss)	(75,156)	(97,887)	—		(53,478)	(84,867)	135,001		(176,387)
Less: net loss (income) attributable to noncontrolling interest	—	16,752	—		—	—	(5,498	) (g)	11,254

Net income (loss) attributable to Denbury stockholders	$(75,156)	$(81,135)	$—		$(53,478)	$(84,867)	$129,503		$(165,133)

Net loss per common share:
Basic	$(0.30)								$(0.43)
Diluted	$(0.30)								$(0.43)
Weighted average common shares outstanding:
Basic	246,917						135,171	(h)	382,088
Diluted	246,917						135,171	(h)	382,088
The accompanying notes are an integral part of these unaudited pro forma financial statements.

DENBURY RESOURCES INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
Note 1. Basis of Presentation
Encore Merger
     On March 9, 2010, Denbury acquired Encore pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into with Encore on October 31, 2009. The Merger Agreement provided for a stock and cash transaction valued at approximately $4.5 billion at that time, including the assumption of debt and the value of the noncontrolling interest in Encore Energy Partners LP (“ENP”). Under the Merger Agreement, Encore was merged with and into Denbury (the “Merger”), with Denbury surviving the Merger. The Merger was consummated on March 9, 2010, following approval by the stockholders of both Denbury and Encore, closing of a new revolving credit facility as part of the financing for the Merger, and satisfaction of conditions precedent. The combined company continues to be known as Denbury Resources Inc. and is headquartered in Plano, Texas.
     In the Merger, Denbury issued approximately 135.2 million shares of its common stock and paid approximately $833.9 million in cash to Encore stockholders. The Denbury shares issued to Encore stockholders represented approximately 34 percent of Denbury’s common stock issued and outstanding immediately after the Merger. The total fair value of the Denbury common stock issued to Encore stockholders pursuant to the Merger was approximately $2.1 billion based upon Denbury’s closing price of $15.43 per share on March 9, 2010. Consideration transferred and the fair value of the noncontrolling interest of ENP was allocated to the underlying assets acquired and liabilities assumed of both Encore and ENP based upon their estimated fair values. The preliminary purchase price allocation is reflected in Denbury’s historical balance sheet as of September 30, 2010, contained in Denbury’s Form 10-Q for the period ended September 30, 2010.
     The unaudited pro forma financial information for the twelve months ended December 31, 2009 and the period of January 1, 2010 through March 9, 2010, includes adjustments to conform Encore’s accounting for oil and natural gas properties to the full cost method. Denbury follows the full cost method of accounting for oil and natural gas properties while Encore followed the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals, abandonment costs, and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, including related equipment and facilities, are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, including related equipment and facilities, and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.
     The Company has not presented a pro forma September 30, 2010 balance sheet as all of the above transactions are reflected in Denbury’s historical consolidated balance sheet as of September 30, 2010 as contained in Denbury’s Form 10-Q for the period ended September 30, 2010.
Issuance of 8.25% Senior Subordinated Notes due 2020
     Denbury issued $996.3 million, of 8.25% Senior Subordinated Notes due 2020 (the “2020 Notes”), net of $3.7 million in redemptions, for net proceeds after underwriting discounts and commissions of $976.3 million. The 2020 Notes were sold at par. From the proceeds of the 2020 Notes, $400 million of the net proceeds were used to finance a portion of the Merger consideration and $596.2 million were used to redeem a portion of Encore’s outstanding senior subordinated notes through a series of tender offers discussed below.
     The accompanying Unaudited Pro Forma Statements of Operations reflect the issuance of the 2020 Notes as if it had occurred January 1, 2009.
Tender Offers for Encore’s Senior Subordinated Notes
     Between February and April 2010, Denbury repurchased $596.2 million of Encore’s senior subordinated notes. $500.5 million of the senior subordinated notes were purchased on March 10, 2010 and $95.7 million of the senior subordinated notes were purchased in April 2010, leaving $228.7 million of former Encore notes outstanding.
     The accompanying Unaudited Pro Forma Statements of Operations reflect Denbury’s purchase of Encore’s Senior Subordinated Notes in March and April 2010 as if each had occurred January 1, 2009.

New $1.6 Billion Revolving Credit Agreement
     On March 9, 2010, Denbury entered into a new $1.6 billion revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and 23 other lenders as party thereto (the “Credit Agreement”). Borrowings under the Credit Agreement, coupled with the funds from Denbury’s issuance of the 2020 Notes, were used to:
•	fund the cash portion of the Merger consideration (inclusive of payments due to Encore stock option holders);

•	repay amounts outstanding under Denbury’s then existing $750 million revolving credit agreement, which had $125 million outstanding as of March 9, 2010;

•	repay amounts outstanding under Encore’s then existing revolving credit agreement, which had $265 million outstanding as of March 9, 2010;

•	pay Encore’s severance costs;

•	pay transaction fees and expenses; and

•	provide additional liquidity.
     Denbury’s and Encore’s then existing revolving credit agreements were repaid on March 9, 2010.
Sale of the 60% Barnett Assets
     In May 2009, Denbury entered into an agreement to sell 60 percent of its Barnett Shale natural gas assets to Talon Oil and Gas LLC (“Talon”), a privately held company, for $270 million (before closing adjustments). Denbury closed on approximately three-quarters of the sale in June 2009 and closed on the remainder of the sale in July 2009. Net proceeds were approximately $259.8 million (after closing adjustments, and net of $8.1 million for natural gas swaps transferred in the sale). The agreement was effective June 1, 2009, and consequently operating net revenues after June 1, net of capital expenditures, along with any other purchase price adjustments, were adjustments to the selling price. Denbury used the net proceeds from the sale to repay bank debt. Denbury did not record a gain or loss on the sale in accordance with the full cost method of accounting. The accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 2009 assumes the sale closed on January 1, 2009.
Sale of the 40% Barnett Assets
     In December 2009, Denbury closed the sale of the remaining 40 percent of its Barnett Shale natural gas assets to Talon for $210 million (before closing adjustments). Net proceeds were approximately $209.9 million (after closing adjustments). The effective date under the agreement was December 1, 2009, and consequently operating net revenues after December 1, net of capital expenditures, along with any other purchase price adjustments, were adjustments to the selling price. Denbury used the net proceeds from the sale to repay bank debt. Denbury did not record a gain or loss on the sale in accordance with the full cost method of accounting. The accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 2009 assumes the sale closed on January 1, 2009.
Sale of the Southern Assets
     On March 31, 2010, Denbury entered into a purchase and sale agreement to sell the Southern Assets to Quantum Resources Management, LLC, for a sales price of $900 million (before closing adjustments). The effective date under the agreement was May 1, 2010, and consequently operating net revenues after May 1, net of capital expenditures, along with any other purchase price adjustments, were adjustments to the selling price. On May 14, 2010, Denbury completed the sale and received net proceeds of approximately $888.8 million, $830 million of which was used to reduce outstanding borrowings under its Credit Agreement. Denbury did not record a gain or loss on the sale in accordance with the full cost method of accounting. The accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 2009 assumes the sale closed on January 1, 2009.

Note 2. Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2010
     The accompanying Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2010 gives effect to Denbury’s acquisition of Encore, the disposition of the Southern Assets, and the related financing transactions and use of proceeds as if each had occurred on January 1, 2009. All other events detailed in “Note 1. Basis of Presentation” were completed prior to January 1, 2010 and accordingly, are reflected in Denbury’s historical statement of operations for the nine months ended September 30, 2010.
(a)	Represents the decrease to general and administrative expense due to the reduction in ongoing executive salaries and severance payments to former Encore employees. Encore’s executive officers and certain other employees were not retained as employees of Denbury following the effective time of the Merger.

(b)	Represents the decrease in interest expense on debt retired and the increase in interest expense on the Credit Agreement and the 2020 Notes as follows (in thousands):

Decrease in interest due to paydown or repurchase of:
Denbury’s revolving credit facility	$(752)
Denbury’s Credit Agreement	(4,329)
Encore’s revolving credit facility	(1,171)
Encore’s 6.0% Senior Subordinated Notes	(3,263)
Encore’s 6.25% Senior Subordinated Notes	(1,835)
Encore’s 7.25% Senior Subordinated Notes	(1,973)

(13,323)

Increase in interest due to:
2020 Notes	9,067

Pro forma decrease to cash interest expense	(4,256)

Change in amortization of discount/premium on Encore’s Senior Subordinated Notes	(838)
Decrease in amortization of deferred financing costs due to:
Encore’s revolving credit facilities	(828)
Encore’s Senior Subordinated Notes	(175)
Increase in amortization of deferred financing costs due to:
Denbury’s Credit Agreement	2,337
Denbury’s 2020 Notes	271

Pro forma increase to noncash interest expense	767

Pro forma decrease to interest expense	$(3,489)

(c)	Represents the change in depletion, depreciation, and amortization (“DD&A”) expense primarily resulting from the pro forma calculation of the combined entity’s DD&A expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment utilizes a rate of $15.07 per BOE.

(d)	Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs, delay rentals, and early rig release attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.

(e)	Represents the elimination of transaction costs incurred in conjunction with the Merger. These costs are nonrecurring charges directly attributable to the Merger.

(f)	Represents the income tax effect of the acquisition and the sale of the Southern Assets and pro forma adjustments (a) — (e) at Denbury’s estimated combined statutory tax rate of 37.8%.

(g)	Represents the reversal of a discrete re-measurement of deferred tax expense related to years prior to 2010, recorded as a result of the Merger, to give effect to the increase in state tax apportionment factor on deferred tax liabilities.

(h)	Represents the allocable portion of adjustments (a) — (g) to earnings relating to the noncontrolling interest of ENP.

(i)	Represents shares of Denbury common stock issued to Encore stockholders in conjunction with the Merger.

Note 3. Unaudited Pro Forma Statement of Operations for the Twelve Months Ended December 31, 2009
     The accompanying Unaudited Pro Forma Statement of Operations for the twelve months ended December 31, 2009 gives effect to the events detailed in “Note 1. Basis of Presentation” as if each had occurred on January 1, 2009.
(a)	Represents reclassifications required to conform Encore’s revenue and expense items to Denbury’s presentation, including:
•	the reclassification of Encore’s oil and natural gas product sales to “Oil, natural gas, and related product sales”;

•	the reclassification of Encore’s marketing revenue to “Oil, natural gas, and related product sales”;

•	the reclassification of Encore’s gains on sale of other assets to “Interest income and other”;

•	the reclassification of Encore’s lower of cost or market adjustment related to pipe and other tubular inventory to “Lease operating expenses”;

•	the reclassification of Encore’s severance taxes to “Production taxes and marketing expenses”;

•	the reclassification of Encore’s ad valorem taxes to “Lease operating expenses”;

•	the reclassification of Encore’s transportation costs to “Production taxes and marketing expenses”;

•	the reclassification of Encore’s marketing expenses to “Production taxes and marketing expenses”;

•	the reclassification of Encore’s franchise taxes and bad debt expense to “General and administrative” expense; and

•	the reclassification of accretion expense on Encore’s asset retirement obligations to “Depletion, depreciation, and amortization” expense.
     Adjustments (b) — (h) to the accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 2009 include pro forma adjustments to reflect the events detailed in “Note 1. Basis of Presentation” and the conversion of Encore’s method of accounting for oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting:
(b)	Represents the decrease to general and administrative expense due to the reduction in ongoing executive salaries and the elimination of transaction costs incurred in conjunction with the Merger. Encore’s executive officers and certain other employees were not retained as employees of Denbury following the effective time of the Merger.

(c)	Represents the decrease in interest expense on debt retired and the increase in interest expense on the Credit Agreement and the 2020 Notes as follows (in thousands):

Decrease in interest due to paydown or repurchase of:
Denbury’s revolving credit facility	$(3,808)
Encore’s revolving credit facility	(8,268)
Encore’s 6.0% Senior Subordinated Notes	(17,971)
Encore’s 6.25% Senior Subordinated Notes	(9,308)
Encore’s 7.25% Senior Subordinated Notes	(10,712)

(50,067)

Increase in interest due to:
Denbury’s Credit Agreement	8,000
2020 Notes	82,193

Pro forma increase to cash interest expense	40,126

Change in amortization of discount/premium on Encore’s Senior Subordinated Notes	(3,755)
Decrease in amortization of deferred financing costs due to:
Encore’s revolving credit facilities	(3,657)
Encore’s Senior Subordinated Notes	(831)
Increase in amortization of deferred financing costs due to:
Denbury’s Credit Agreement	12,365
Denbury’s 2020 Notes	2,165

Pro forma increase to noncash interest expense	6,287

Pro forma increase to interest expense	$46,413

(d)	Represents the change in DD&A expense primarily resulting from the pro forma calculation of the combined entity’s DD&A expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment utilizes a rate of $14.35 per BOE.

(e)	Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs, delay rentals, and early rig release attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.

(f)	Represents the income tax effect of the sale of the Barnett Assets, the sale of the Southern Assets, and pro forma adjustments (b) — (e) at Denbury’s estimated combined statutory tax rate of 37.8%.

(g)	Represents the allocable portion of pro forma adjustments (b) — (f) to earnings relating to the noncontrolling interest of ENP.

(h)	Represents shares of Denbury common stock issued to Encore stockholders in conjunction with the Merger.